Report on Payments to Governments for Extractive Activities

For year ended December 31, 2023

Year ended December 31, 2023

Introduction
This Report on Payments to Governments for Extractive Activities (the Report) has been prepared in line with the EU Accounting (2013/34/EU) Directive as amended and as transposed into Irish Law and the disclosure and transparency rules of the United Kingdom’s Financial Conduct Authority. It has been prepared on a consolidated basis and includes relevant payments made by subsidiary undertakings of CRH plc (CRH).
The Report is available on the CRH website at www.crh.com and has been filed with the Irish Companies Registration Office and the United Kingdom Financial Conduct Authority.

About CRH
CRH is the leading provider of building materials solutions that build, connect and improve our world. Employing approximately 78,500 people at approximately 3,390 operating locations in 28 countries, CRH has market leadership positions in both North America and in Europe.
As the essential partner for transportation and critical utility infrastructure projects, complex non-residential construction and outdoor living solutions, CRH’s unique offering of materials, products and value-added services helps to deliver a more resilient and sustainable built environment.
The company is ranked among sector leaders by Environmental, Social and Governance (ESG) rating agencies.
A Fortune 500 company, CRH’s shares are listed on the NYSE and LSE.
For more information visit www.crh.com.

Basis/Scope
The Report covers the period January 1, 2023 to December 31, 2023 and relates to payments to governments for extractive activities as defined in the above referenced legislation. For subsidiary undertakings that were acquired by CRH during the reporting year, only payments made in relation to post-acquisition extractive activities are included. Equity method investments, including joint ventures and associated undertakings, are excluded from the scope of the Report.

Payments made by each of CRH’s subsidiary undertakings are measured using the currency of the primary economic environment in which the entity operates. Payments made in non-U.S. Dollar currencies have been translated into U.S. Dollar using the average exchange rates for the relevant year. A monetary value was assigned to any in-kind payments at a fair market value at the time of payment.
As set out in the relevant legislation, a materiality threshold for disclosure of $100,000 (€100,000/£86,000) was applied to payments or a series of related payments.
Where a single payment relates to both extractive and non-extractive activities, a ratio has been applied to enable the reporting of the portion of the payment related to extractive activities only within the Report.
Certain taxes including consumption taxes such as value-added-tax, personal income taxes and sales taxes are excluded from the scope of the legislation. Similarly, any charitable donations are excluded.

Extractive Activities
Extractive activities are defined as activities involving the exploration, prospection, discovery, development and extraction of minerals or other materials. For CRH, the relevant extractive categories as defined within the relevant legislation include:
•Quarrying of stone, sand and clay.
•Quarrying of ornamental and building stone, limestone, gypsum, chalk and slate.
•Operation of gravel and sand pits; mining of clays and kaolin.
•Other mining and quarrying not elsewhere classified.

Report on Payments to Governments 2023	2

Year ended December 31, 2023

Government
The term “Government” includes payments for extractive industries made to any national, federal, regional, state, province, county, district, municipal, local or equivalent authority of a country, and includes a department, agency or entity that is state-owned or is a subsidiary of a government.

Projects
A project is defined as the operational activities governed by a single contract, license, lease or similar legal agreement. Where a series of such agreements are substantially interconnected, they should be treated as a single project for the purpose of establishing reporting requirements.

Payments
Payment categories and a description of each category is provided as follows:
•Taxes: This category includes taxes paid to governments on income, profits or production related to extraction activities as defined. Payments are reported net of refunds. Consumption taxes and personal income taxes are excluded.
•Royalties: This category includes payments to a government for the rights to extract minerals or other materials, typically at a set percentage of revenue less any deductions that may be taken.
•License fees, rental fees, entry fees and other considerations for licenses and/ or concessions: This category includes license fees, surface or rental fees, and other consideration for licenses and/or concessions paid to a government for access to the area where extractive operations are conducted.
•Infrastructure improvements: This category includes payments to a government for local development, including the improvement of infrastructure, not directly necessary for the conduct of extractive operations but mandatory pursuant to the terms of a production sharing contract or to the terms of a law relating to the CRH subsidiary undertaking’s activities.

•Production entitlements: This category includes the host government’s share of production which is usually outlined in a production sharing agreement. It does not include the working interest production share of government-owned companies where said companies are acting as partners in a joint venture. For the financial year to which the Report relates, CRH did not make relevant payments in this category.
•Dividends: This category includes dividend payments other than dividends paid to a government as an ordinary shareholder of CRH or one of its subsidiary undertakings unless paid in lieu of production entitlements or royalties. For the financial year to which the Report relates, CRH did not make relevant payments in this category.
•Bonuses: This category includes bonuses paid to a government for and in consideration of signature, discovery, production, awards, grants and transfers of extraction rights. This also includes bonuses related to achievement or failure to achieve certain production levels or certain targets, and discovery of additional mineral reserves/deposits. For the financial year to which the Report relates, CRH did not make relevant payments in this category.

On behalf of the Board,

R. Boucher, A. Manifold
Directors
June 26, 2024

Report on Payments to Governments 2023	3

Year ended December 31, 2023
Overview

Country	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000	Total $’000
Canada	1,514	—	2,696	—	4,210
Czech Republic	261	215	—	—	476
Denmark	544	—	—	—	544
Finland	—	881	—	—	881
France	6,882	2,232	—	—	9,114
Germany	2,945	353	—	—	3,298
Ireland	18,695	—	—	156	18,851
Isle of Man	—	241	—	—	241
Netherlands	—	307	—	—	307
Philippines	980	—	—	106	1,086
Poland	7,327	1,937	618	—	9,882
Romania	408	1,900	451	—	2,759
Serbia	245	245	—	—	490
Slovakia	—	382	—	—	382
Switzerland	7,090	2,894	473	—	10,457
Ukraine	1,392	—	904	—	2,296
United Kingdom	118,987	2,800	2,075	—	123,862
United States	174,571	2,629	1,020	—	178,220
Total	341,841	17,016	8,237	262	367,356

Report on Payments to Governments 2023	4

Year ended December 31, 2023
Canada
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
City of Vaughan	105	—	—	—
Ministre Du Revenu Du Quebec	(281)	—	—	—
Mrc De Marguerite-D’Youville	371	—	—	—
Municipalité Saint-Jacques-Le-Mineu	450	—	—	—
Ontario Aggregate Resources Corporation	—	—	2,260	—
Regional Municipality of Halton	—	—	436	—
Town of Halton Hills	300	—	—	—
Town of Milton	140	—	—	—
Township of Cramahe	147	—	—	—
Ville De Joliette	299	—	—	—
Ville De Laval	2,129	—	—	—
Ville De Mirabel	379	—	—	—
Total Regional/Local	4,039	—	2,696	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canada Revenue Agency	(2,525)	—	—	—
Total National	(2,525)	—	—	—

Total	1,514	—	2,696	—

Report on Payments to Governments 2023	5

Year ended December 31, 2023
Czech Republic
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Financní Úrad Pro Olomoucký Kraj - Územní Pracovište V Zábrehu	261	—	—	—
Obvodni Bansky Urad Ostrava	—	215	—	—
Total Regional/Local	261	215	—	—

Report on Payments to Governments 2023	6

Year ended December 31, 2023
Denmark
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Skat	544	—	—	—
Total National	544	—	—	—

Report on Payments to Governments 2023	7

Year ended December 31, 2023
Finland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
City of Espoo	—	881	—	—
Total Regional/Local	—	881	—	—

Report on Payments to Governments 2023	8

Year ended December 31, 2023
France
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Commune De Sully-sur-Loire	—	642	—	—
Trésorerie De Bar-sur-Aube	—	130	—	—
Trésorerie De Benfeld	—	357	—	—
Trésorerie De Gray Autrey	—	244	—	—
Trésorerie De Langres	—	111	—	—
Trésorerie De Valdahon	—	137	—	—
Trésorerie Is-sur-Tille	—	214	—	—
Trésorerie Lons le Saunier	—	175	—	—
Trésorerie Pays De Montbeliard	—	120	—	—
Trésorerie Principale Besançon	—	102	—	—
Total Regional/Local	—	2,232	—	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Direction Générale Des Douanes Et Droits Indirects	133	—	—	—
Direction Générale Des Finances Publiques	6,749	—	—	—
Total National	6,882	—	—	—

Total	6,882	2,232	—	—

Report on Payments to Governments 2023	9

Year ended December 31, 2023
Germany
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Gemeinde Walzbachtal	106	—	—	—
Lower Saxony Forest District	—	353	—	—
Stadt Goslar	148	—	—	—
Stadt Oberharz Am Brocken	523	—	—	—
Stadt Seesen	152	—	—	—
Verbandsgemeinde Saal (Donau)	108	—	—	—
Total Regional/Local	1,037	353	—	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Finanzamt Mayen	1,908	—	—	—
Total National	1,908	—	—	—

Total	2,945	353	—	—

Report on Payments to Governments 2023	10

Year ended December 31, 2023
Ireland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Clare County Council	284	—	—	—
Cork County Council	874	—	—	—
Fingal County Council	343	—	—	—
Limerick County Council	279	—	—	—
Mayo County Council	113	—	—	—
Meath County Council	258	—	—	156
South Dublin County Council	567	—	—	—
Total Regional/Local	2,718	—	—	156

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Revenue Commissioners	15,977	—	—	—
Total National	15,977	—	—	—

Total	18,695	—	—	156

Report on Payments to Governments 2023	11

Year ended December 31, 2023
Isle of Man
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Department of Economic Development	—	241	—	—
Total National	—	241	—	—

Report on Payments to Governments 2023	12

Year ended December 31, 2023
Netherlands
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Rijksvastgoedbedrijf	—	307	—	—
Total National	—	307	—	—

Report on Payments to Governments 2023	13

Year ended December 31, 2023
Philippines
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Barangay Minuyan, Norzagaray, Bulacan	—	—	—	106
Total Regional/Local	—	—	—	106

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Internal Revenue	980	—	—	—
Total National	980	—	—	—

Total	980	—	—	106

Report on Payments to Governments 2023	14

Year ended December 31, 2023
Poland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
First Masovian Tax Office Warsaw	2,140	—	—	—
Municipal and Communal Office in Ozarow	—	498	—	—
Regional District Director of National Forests	—	—	339	—
Starostwo Powiatowe Urzad Miasta	—	—	171	—
Swietokrzyskie Tax Office in Kielce	5,187	—	—	—
Swietokrzyskie Volvodeship Marshal’s Office	—	—	108	—
Urzad Gminy	—	664	—	—
Total Regional/Local	7,327	1,162	618	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Fund for Environmental Protection and Water Management	—	775	—	—
Total National	—	775	—	—

Total	7,327	1,937	618	—

Report on Payments to Governments 2023	15

Year ended December 31, 2023
Romania
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Baia Mare Hall	—	—	185	—
Brasov County	—	320	—	—
Constanta County	—	301	—	—
Corbu Hall	—	281	—	—
Hoghiz Hall	—	374	147	—
Runcu Hall	—	100	—	—
Suseni Hall	—	—	119	—
Total Regional/Local	—	1,376	451	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Agency for Fiscal Administration	408	524	—	—
Total National	408	524	—	—

Total	408	1,900	451	—

Report on Payments to Governments 2023	16

Year ended December 31, 2023
Serbia
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Ministry of Finance	245	—	—	—
Ministry of Mining and Energy	—	245	—	—
Total National	245	245	—	—

Report on Payments to Governments 2023	17

Year ended December 31, 2023
Slovakia
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Mining Bureau	—	382	—	—
Total National	—	382	—	—

Report on Payments to Governments 2023	18

Year ended December 31, 2023
Switzerland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canton De Neuchatel	500	—	—	—
Gemeinde Auenstein	—	354	—	—
Gemeinde Hasle	—	173	—	—
Gemeinde Landiswil	—	106	—	—
Gemeinde Niederbipp	151	1,002	—	—
Gemeinde Veltheim	—	202	—	—
Kantonales Steueramt Aarau	5,937	—	—	—
Kantonales Steueramt Bern	502	—	—	—
Kantonales Steueramt Nidwalden	—	512	—	—
Steueramt Der Gemeinde Wil	—	545	—	—
Steueramt Der Stadt Aarau	—	—	473	—
Total Regional/Local	7,090	2,894	473	—

Report on Payments to Governments 2023	19

Year ended December 31, 2023
Ukraine
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Head Office of Tax Service in Khmelnitsky Region	428	—	525	—
Head Office of Tax Service in Lviv Region	—	—	379	—
Total Regional/Local	428	—	904	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
State Tax Service Ukraine	964	—	—	—
Total National	964	—	—	—

Total	1,392	—	904	—

Report on Payments to Governments 2023	20

Year ended December 31, 2023
United Kingdom
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bolsover District Council	864	—	—	—
Bridgend County Borough	265	—	—	—
Broadland District Council	114	—	—	—
Central Bedfordshire Unitary Authority	487	—	—	—
Charnwood Borough Council	1,308	—	—	—
Cheshire East Unitary Authority	216	—	—	—
Cheshire West & Chester Unitary Authority	311	—	—	—
Colchester Borough Council	394	—	—	—
Craven District Council	880	—	—	—
Derbyshire Dales District Council	609	—	—	—
Durham Unitary Authority	173	—	—	—
Edinburgh Unitary Authority	148	—	—	—
Fenland District Council	275	—	—	—
Forest of Dean District Council	206	—	—	—
Hambleton District Council	188	—	—	—
Harborough District Council	671	—	—	—
Harrogate Borough Council	194	—	—	—
High Peak Borough Council	5,512	—	—	—
Lancaster City Council	111	—	—	—
Lichfield District Council	661	—	—	—
Malvern Hills District Council	149	—	—	—
Mendip District Council	137	—	—	—
Mid-Suffolk District Council	166	—	—	—
Moray Unitary Authority	116	—	—	—

Report on Payments to Governments 2023	21

Year ended December 31, 2023

United Kingdom
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
New Forest District Council	244	—	—	—
Newark & Sherwood District Council	272	—	—	—
North Kesteven District Council	218	—	—	—
North Lanarkshire Unitary Authority	300	—	—	—
North Somerset Unitary Authority	601	—	—	—
North West Leicestershire District Council	112	—	—	—
Northumberland Unitary Authority	589	—	—	—
Peterborough Unitary Authority	270	—	—	—
Powys City Council	441	—	—	—
Richmondshire District Council	109	—	—	—
Sevenoaks District Council	144	—	—	—
Shropshire Unitary Authority	320	—	—	—
South Derbyshire District Council	166	—	—	—
South Lanarkshire Unitary Authority	139	—	—	—
South Oxfordshire District Council	328	—	—	—
St Albans District Council	1,006	—	—	—
Staffordshire Moorlands District Council	336	—	—	—
Total Regional/Local	19,750	—	—	—

Report on Payments to Governments 2023	22

Year ended December 31, 2023
United Kingdom
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Forestry Commission	—	280	—	—
HM Revenue and Customs	99,237	—	—	—
The Crown Estate	—	2,520	2,075	—
Total National	99,237	2,800	2,075	—

Total	118,987	2,800	2,075	—

Report on Payments to Governments 2023	23

Year ended December 31, 2023
United States
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Arkansas Department of Revenue	432	—	—	—
Benton County	143	—	—	—
Berlin Charter Township	—	354	—	—
Borough of Bloomingdale	1,054	—	—	—
Borough of Riverdale	374	—	—	—
Burnet County Central Appraisal District	540	—	—	—
Cedar City Corporation	—	104	—	—
City of Francis	—	—	100	—
City of Rock Island	—	183	—	—
City of Shawnee	—	270	—	—
Collier County Tax Collector	277	—	—	—
Colorado Department of Revenue	692	—	—	—
Connecticut Commissioner of Revenue Services	1,815	—	—	—
Delaware Division of Revenue	201	—	—	—
Forsyth County	404	—	—	—
Franklin Township	170	—	—	—
Genola City	—	—	157	—
Georgia Department of Revenue	250	—	—	—
Hopewell Township	361	—	—	—
Idaho Department of Lands	—	177	—	—
Idaho State Tax Commission	1,357	—	—	—
Indiana Department of Revenue	423	—	—	—
Jefferson County Treasurer’s Office	108	—	—	—
Johnson County Kansas Treasurer	444	—	—	—

Report on Payments to Governments 2023	24

Year ended December 31, 2023

United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Kansas Department of Revenue	2,148	—	—	—
Kentucky State Treasurer	2,637	—	—	—
La Plata County Treasurer	145	—	—	—
Louisiana Department of Revenue	188	—	—	—
Maine Revenue Services	686	—	—	—
Marion County Tax Collector	222	—	—	—
Massachusetts Department of Revenue	1,728	—	—	—
Michigan Department of Treasury	956	—	—	—
Minnesota Department of Revenue	590	—	—	—
Mississippi Department of Revenue	411	—	—	—
Missouri Department of Revenue	150	—	—	—
Monroe County Road Commission	—	166	—	—
Montana Department of Revenue	511	—	—	—
Nebraska Department of Revenue	530	—	—	—
New Hampshire Department of Revenue Administration	314	—	—	—
New Jersey Department of Revenue	4,960	—	—	—
New York City Department of Finance	454	—	—	—
New York Reserve Minerals	202	—	—	—
New York State Corporation Tax	118	—	—	—
New York State Department of Environmental Conservation	—	—	406	—
Nicollet County Treasurer	116	—	—	—
North Carolina Department of Revenue	917	—	—	—
Oklahoma Tax Commission	150	—	—	—
Oregon Department of Revenue	1,737	—	—	—

Report on Payments to Governments 2023	25

Year ended December 31, 2023
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Paulding County Tax Commissioner	104	—	—	—
Pennsylvania Department of Revenue	1,744	—	—	—
Rhode Island Department of Revenue	201	—	—	—
Rockland County	156	—	—	—
Sarpy County Treasurer	151	—	—	—
School & Institutional Trust Land Administrator	—	289	—	—
Spokane County Treasurer	275	—	—	—
Stark County	109	—	—	—
State of Arkansas	273	—	—	—
State of Wyoming	272	—	—	—
Sumter County Tax Collector	108	—	—	—
Suwannee County Tax Collector	170	—	—	—
Taylor County	318	—	—	—
Tennessee Department of Revenue	556	—	—	—
Texas Comptroller of Public Accounts	625	—	—	—
Town of Acushnet	108	—	—	—
Town of Clarkstown	291	—	—	—
Town of Cranston	188	—	—	—
Town of Hamburg	441	—	—	—
Town of Haverstraw	654	—	—	—
Town of Newington	347	—	—	—
Town of North Branford	379	—	—	—
Town of North Hempstead	253	—	—	—
Town of Plainfield	117	—	—	—

Report on Payments to Governments 2023	26

Year ended December 31, 2023
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Town of Plainville	475	—	—	—
Town of Wallingford	141	—	—	—
Township of Byram	177	—	—	—
Township of Oxford	169	—	—	—
Township of Rockaway	1,824	—	—	—
Treasurer State of Iowa	240	—	—	—
Treasurer State of New Jersey	—	—	357	—
Treasurer State of Ohio	429	—	—	—
Utah State Tax Commission	2,447	—	—	—
Vermont Department of Taxes	429	—	—	—
Village of Maybee	—	106	—	—
Warren County Georgia	244	—	—	—
Washington State Department of Revenue	197	—	—	—
West Virginia State Tax Department	390	—	—	—
Whiteford Township	167	157	—	—
Yakima County	109	—	—	—
Total Regional/Local	44,193	1,806	1,020	—

Report on Payments to Governments 2023	27

Year ended December 31, 2023
United States
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Indian Affairs	—	644	—	—
Bureau of Land Management	—	179	—	—
Internal Revenue Service	130,378	—	—	—
Total National	130,378	823	—	—

Total	174,571	2,629	1,020	—

Report on Payments to Governments 2023	28

CRH plc

1350 Avenue of the Americas
New York
NY 10019
USA

E-mail: mail@crh.com
Telephone: +353 1 404 1000
Website: www.crh.com

Registered Office

42 Fitzwilliam Square
Dublin 2
D02 R279
Ireland

E-mail: crh42@crh.com
Telephone: +353 1 634 4340

CRH® is a registered trade mark of CRH plc.